Exhibit 10.1

PURCHASE AND SALE AGREEMENT

By And Among

GLOBAL REHAB DALLAS, LP,
a Delaware limited partnership
as “Buyer”

and

GR IRF I, LP, a Texas limited partnership,
as “Seller”

And

REPUBLIC TITLE OF TEXAS, INC.,
a Texas corporation
as “Escrow Agent”

Dated as of

July 14, 2010

TABLE OF CONTENTS

i

TABLE OF CONTENTS (cont’d)

Page

4.24	Patriot Act Compliance	15
4.25	Broker’s or Finder’s Fees	15
4.26	Insolvency	15
4.27	Due Diligence	15
4.28	Survival of Representations and Warranties	15
4.29	Disclaimer	15
4.30	Updates to Representations and Warranties	16

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER		16
5.1	Organization and Good Standing	16
5.2	Authorization and Binding Effect of Documents	16
5.3	Absence of Conflicts	16
5.4	Consents	17
5.5	Patriot Act Compliance	17
5.6	Broker’s or Finder’s Fees	17

ARTICLE VI OTHER COVENANTS		17
6.1	Conduct of Business Prior to the Closing	17
6.2	Notification of Certain Matters	18
6.3	Title; Additional Documents	18
6.4	Other Consents	18
6.5	Inspection and Access	19
6.6	Confidentiality	19
6.7	Publicity	20
6.8	Commercially Reasonable Efforts	20
6.9	Reports	20
6.10	Post-Closing Obligations of Seller	20
6.11	No Other Representations or Warranties	20
6.12	Exclusivity	20
6.13	Prohibited Activities Prior to Closing	21
6.14	Non-Compete	21

ARTICLE VII CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE		21
7.1	Accuracy of Representations and Warranties; Closing Certificate	21
7.2	Performance of Agreement	21
7.3	No Adverse Change	22
7.4	Title Policy	22
7.5	Delivery of Closing Documents	22
7.6	Licenses	22
7.7	Governmental Approvals	22
7.8	Third-Party Consents	22
7.9	No New Survey Matters	22

TABLE OF CONTENTS (cont’d)

Page

ARTICLE VIII CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER TO CLOSE		22
8.1	Accuracy of Representations and Warranties	23
8.2	Performance of Agreements	23
8.3	Delivery of Closing Documents	23

ARTICLE IX CLOSING		23
9.1	Closing Date and Place	23
9.2	Deliveries of Seller	23
9.3	Deliveries of Buyer	24
9.4	Closing Costs	25
9.5	Prorations	25

ARTICLE X INDEMNIFICATION		26
10.1	General	26
10.2	Indemnification by Seller	26
10.3	Indemnification by Buyer	27
10.4	Administration of Indemnification	27

ARTICLE XI DEFAULT AND TERMINATION		28
11.1	Right of Termination	28
11.2	Remedies upon Default	29
11.3	Specific Performance	30
11.4	Obligations Upon Termination	30
11.5	Termination Notice	30
11.6	Sole and Exclusive Remedy	30

ARTICLE XII MISCELLANEOUS		31
12.1	Further Actions	31
12.2	Notices	31
12.3	Entire Agreement	32
12.4	Binding Effect; Benefits	32
12.5	Assignment	32
12.6	Governing Law	33
12.7	Amendments and Waivers	33
12.8	Obligations Several	33
12.9	Severability	33
12.10	Headings	33
12.11	Counterparts	33
12.12	References	33
12.13	Seller Disclosure Letter	33
12.14	Attorneys’ Fees	33
12.15	Section 1031 Exchange/Tax Planning	34
12.16	Casualty	34
12.17	Condemnation	34
12.18	Limited Liability	35
12.19	Survival of Defined Terms	35

TABLE OF CONTENTS (cont’d)

Page

12.20	Time of Essence	35
12.21	No Third-Party Beneficiary	35
12.22	WAIVER OF JURY TRIAL	35

TABLE OF CONTENTS OF SELLER DISCLOSURE LETTER

SCHEDULES
Schedule 4.2	Consents of Third Parties
Schedule 4.5	Judgments
Schedule 4.7	Seller’s Insurance
Schedule 4.8	Litigation, Proceedings and Investigations
Schedule 4.9	Compliance with Laws
Schedule 4.10	Environmental Matters
Schedule 4.14	Rent Roll
Schedule 4.17	Independent Property
Schedule 4.18	Utilities Access
Schedule 4.21	Title Encumbrances
Schedule 4.23	Loans

EXHIBITS
EXHIBIT A-1	Property Description
EXHIBIT A-2	Due Diligence Request List
EXHIBIT B	Intentionally Omitted
EXHIBIT C	List of Licenses Held by Seller
EXHIBIT D	Intentionally Omitted
EXHIBIT E	Rent Roll
EXHIBIT F	Intentionally Omitted
EXHIBIT G	Outstanding Citations
EXHIBIT H	Form of Audit Letter
EXHIBIT I	Estoppel Certificate
EXHIBIT J	Subordination, Non-Disturbance and Attornment Agreement

v

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is dated the 14th day of July, 2010, by: GLOBAL REHAB DALLAS, LP, a Delaware limited partnership, or its successors or assigns (“Buyer”); GR IRF I, LP, a Texas limited partnership (“Seller”), and REPUBLIC TITLE OF TEXAS, INC., a Texas corporation (“Escrow Agent”).

RECITALS:

A.           Seller is the owner of certain real, personal and intangible property constituting that certain rehabilitation facility located in Dallas County, Dallas, Texas (“Global Rehab”), such facility being located on the real property described on Exhibit A-1.

B.           Buyer desires to acquire, and Seller is willing to convey Global Rehab to Buyer pursuant to the terms described herein.

C.           Seller has entered into that certain Hospital Lease Agreement dated August 28, 2007 with GLOBALREHAB, LP, a Texas limited partnership, as lessee, of the Global Rehab property as amended by amendments dated September 18, 2007, November 9, 2007, February 19, 2009 and August 2, 2010 (the “Lease Agreement”).

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE I
TERMINOLOGY

1.1           Defined Terms.  As used herein, the following terms shall have the meanings indicated:

Affiliate:  With respect to any specified person or entity, any other person or entity which, directly or indirectly controls, is controlled by, or is under common control with, the specified person or entity.

Applicable Law: Any federal, state, municipal, county, local, foreign or other statute, law, ordinance, rule or regulation or any order, writ, injunction, judgment, plan or decree of any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, county, local, foreign or other.

Closing: The consummation of the purchase and sale of the Property in accordance with the terms of this Agreement on the Closing Date, or at such earlier or later date and time as may be agreed upon by the parties.

Code:  The Internal Revenue Code of 1986, as amended.

Documents:  This Agreement, all Exhibits hereto, and all Exhibits and Schedules contained in the Seller Disclosure Letter, and each other agreement, certificate or instrument to be delivered pursuant to this Agreement.

Due Diligence Period:  The period commencing on May 18, 2010 and ending on July 19, 2010, during which time Buyer may, at reasonable times with prior notice to Seller, (i) investigate the financial, legal, operational, environmental and all other aspects of the Property as Buyer may desire, and (ii) seek out sources of financing and/or investors, all in order to determine whether to consummate the transactions contemplated by this Agreement or terminate this Agreement.

Effective Date:  The date first written above.

Encumbrance:  Any mortgage, deed to secure debt, deed of trust, pledge, hypothecation, right of first refusal, security, encumbrance, charge, claim, option or encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise, encumbering any assets or property, including any agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code or Applicable Law.

Escrow Agent:  REPUBLIC TITLE OF TEXAS, INC., a Texas corporation, Attention:  Jeanne Ragland, 2626 Howell Street, 10th Floor, Dallas, Texas 75204.

Excluded Property:  (i) cash, cash equivalents, marketable securities and bank accounts (excluding Security Deposits), (ii) all insurance policies relating to the Property and all rights of Seller of every nature and description, under or arising out of such insurance policies (including the right to any refund for cancellation of such policies) other than the right to any claims expressly assigned hereunder, (iii) all claims for refund of taxes paid by Seller attributable to the Property relating to any period, or any portion of any period, ending on or prior to the Closing Date, (iv) contract rights under any contracts not assigned to Buyer, (vi) causes of action accrued in favor of Seller that arise prior to and to the extent related to the period prior to the Closing (hereinafter defined), under contracts assigned by Buyer, (vii) accounts receivable not otherwise subject to proration under this Agreement and (viii) all partnership, limited liability company or corporate records of Seller, internal memoranda of Seller, financial projections or budgets prepared by or for Seller, and similar proprietary, confidential or privileged information, and any internal memoranda relating to the foregoing.

Knowledge:  As used in this Agreement, the term “knowledge” when used to refer to the knowledge of Seller shall mean the actual knowledge of Jason K. Dodd and/or Greg Francis.

Licenses:  All certificates, licenses, and permits issued by governmental authorities which are required to be held by Seller with respect to the ownership and/or maintenance of the Property.

Loss:  Any and all costs, obligations, liabilities, demands, claims, settlement payments, awards, judgments, fines, penalties, damages and reasonable out-of-pocket expenses, including court costs and reasonable attorneys’ fees, whether or not arising out of a third-party claim.

Permitted Encumbrance:  Any (i) statutory liens that secure a governmentally required payment, including without limitation Taxes, not yet due, (ii) zoning regulations and restrictive covenants and easements of record that do not detract in any material respect from the present use of the Property and do not materially and adversely affect, impair or interfere with the use of any property affected thereby, (iii) public utility easements of record, in customary form, to serve the Property, and (iv) any other condition of title as may be approved or deemed approved by Buyer, as more particularly provided in Sections 3.6(b) and 3.6(c) hereof, in writing prior to the end of the Due Diligence Period.

Post-Closing Licensee:  The Buyer or its designee to whom all Licenses will be transferred or otherwise obtained in accordance with Applicable Law for the ownership of the Property.

Seller Disclosure Letter: The letter dated the same date as this Agreement given by the Seller to the Buyer and containing some or all of the Exhibits and Schedules referenced herein.

Taxes:  All federal, state, local and foreign taxes including, without limitation, income, gains, transfer, unemployment, withholding, payroll, social security, real property, personal property, excise, sales, use and franchise taxes, levies, assessments, imposts, duties, licenses and registration fees and charges of any nature whatsoever, whether or not recorded, including interest, penalties and additions with respect thereto and any interest in respect of such additions or penalties, but excluding all transfer, conveyance, intangibles, mortgage transfer, and documentary stamp taxes payable in connection with the transactions contemplated by this Agreement.

Title Company:  The Title Company is as follows:

Republic Title of Texas, Inc.
2626 Howell Street, 10th Floor
Dallas, Texas  75204-4064
Attention:  Jeanne Ragland
Telephone number: 214/855-8897
Facsimile number: 214/855-8852
e-mail: jragland@republictitle.com

1.2           Additional Defined Terms.  As used herein, the following terms shall have the meanings defined in the recitals or Section indicated below:

Agreement	Preamble
Buyer	Preamble

CERCLA	Section 4.10
Closing Date	Section 9.1
Earnest Money Deposit	Section 2.4
Environmental Laws	Section 4.10
Escrowed Funds	Section 2.5
Floor	Section 10.4(f)
Governmental Approval	Section 4.6
Improvements	Section 2.1(a)
Indemnified Party	Section 10.4(a)
Indemnifying Party	Section 10.4(a)
Independent Consideration	Section 2.4
Land	Section 2.1(a)
Lease Agreement	Recitals
Lease Deposits	Section 2.1(d)
Material	Section 12.17
OFAC	Section 4.24
Past Effective Date Encumbrances	Section 3.6(b)
Patriot Act	Section 4.24
Permitted Buyer-Assignee	Section 12.5
Permitted Encumbrance	Section 3.6(b)
Prevailing party	Section 12.14
Property	Section 2.1
Proration Date	Section A.9.3(a)
Proration Schedule	Section A.9.3(a)
Purchase Price	Section 2.3
Real Property	Section 2.1(a)
Records	Section 6.10
Rent Roll	Section 4.14
Required Cure Items	Section 3.6(b)
SEC	Section 6.6(c)
Seller	Preamble
Survey	Section 3.6(d)
Title Commitment	Section 3.6(a)
Title Defect	Section 3.6(b)
Title Expenses	Section 3.6(f)
Title Notice	Section 3.6(b)
Transaction Costs	Section 9.4

References to Seller shall mean to refer severally to the respective entities constituting Seller under this Agreement, as to the property owned by such entity which constitutes a part of the Property.  Neither of such entities shall have any liability or responsibility for any breach of this Agreement by the other entity constituting Seller.

ARTICLE II
PURCHASE AND SALE

2.1           Property.  Upon and subject to the terms and conditions provided herein, at Closing, Seller will sell, transfer, assign and convey to Buyer, and Buyer will purchase from Seller the following (collectively, the “Property”):

(a)           Real Property.  All of Seller’s right, title, and interest in and to that certain parcel of real property consisting of land (“Land”) and all buildings, structures, fixtures and other improvements (“Improvements”) located thereon.  The Land is more particularly described on Exhibit A-1 of the Seller Disclosure Letter.  The Land and Improvements (collectively, the “Real Property”) shall be deemed to include all licenses, and all rights-of-way, beneficial easements and appurtenances related to the Real Property.

(b)           Intentionally Deleted.

(c)           Lease Agreement.  All rights of Seller in, to and under the Lease Agreement, and any amendments, modifications, supplements, renewals and extensions thereof.

(d)           Lease Deposits.  All rights of Seller in and to all deposits, initial service fees and advances of any kind or nature from any tenant of the Property (“Lease Deposits”).

(e)           Records.  True and complete copies of all the books, records, accounts, files, logs, ledgers, journals and architectural, mechanical and electrical plans and specifications in Seller’s possession or control pertaining to or used in the operation of the Property, however such data is stored.

(f)           Licenses.  Any and all Licenses now held in the name of the Seller, or any Affiliate(s) of the Seller, and any renewals, extensions, amendments or modifications thereof.

(g)           Claims and Causes of Action.  Rights in and to any claims or causes of action to the extent they are in the nature of enforcing a guaranty, warranty, or a contract obligation to complete improvements, make repairs, or deliver services to the Property after the Closing Date.

(h)           Intellectual Property.  Any and all rights of Seller or its Affiliates with respect to the use of (a) all trade names, trademarks, service marks, copyrights, patents, jingles, slogans, symbols, logos, inventions, computer software, operating manuals, designs, drawings, plans and specifications, marketing brochures, logo, symbol, trademark and web site, or other proprietary material, process, trade secret or trade right used by Seller or its Affiliates in the ownership and maintenance of the Property and (b) all registrations, applications and licenses for any of the foregoing, provided that notwithstanding the sale and transfer to Buyer of the foregoing, Seller and its Affiliates shall, subject to Section 6.14 hereof, maintain non-exclusive rights with respect to the use of the designs, drawings, plans and specifications relating to the Property in connection with the construction, use and operation of other facilities.

Notwithstanding the foregoing provisions of this Section 2.1, the Property to be conveyed to Buyer shall not include the Excluded Property.

2.2           Assumption of Liabilities.

(a)           Buyer is assuming no liabilities attributable to the operation or ownership of the Property which accrued or occurred on or prior to the Closing, all of which Seller shall pay, discharge and perform when due. Specifically, without limiting the foregoing, Buyer shall not assume (a) any claim, action, suit, or proceeding pending as of the Closing or any subsequent claim, action, suit, or proceeding arising out of or relating to any event occurring prior to Closing, with respect to the manner in which Seller conducted its businesses on or prior to the Closing or (b) any liability for Taxes other than real property taxes from and after Closing.

(b)           Buyer acknowledges that, effective as of the Closing, Buyer shall assume and undertake to pay, discharge, and perform only the liabilities and obligations of Seller under the Lease Agreement (but not any amendments or modifications thereto which are entered into after the Effective Date hereof not in compliance with this Agreement), to the extent such liabilities and obligations arise during and relate to any period from and after the Closing (collectively, the “Assumed Obligations”).

2.3           Purchase Price.  The purchase price for the Property shall be an amount equal to FOURTEEN MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 U.S. DOLLARS ($14,750,000.00), (the “Purchase Price”), which shall be paid to Seller for the Property, all of which shall be paid by Buyer at Closing via wire transfer of immediately available funds.

2.4           Earnest Money Deposit.  Upon the expiration of the Due Diligence Period, Buyer shall deposit THREE HUNDRED FIFTY FIVE THOUSAND AND NO/100 U.S. DOLLARS ($355,000.00) (the “Earnest Money Deposit”) with Escrow Agent.  The Earnest Money Deposit shall be refunded to Buyer in the event of a termination of this Agreement for any reason other than pursuant to Sections 11.1(d) or 11.2(b) below.  The Earnest Money Deposit shall be nonrefundable to the Buyer in the event there is a termination of this Agreement pursuant to Sections 11.1(d) or 11.2(b) below.   If this Agreement is terminated for any reason and Buyer is entitled to receive a return of the Earnest Money Deposit pursuant to the terms hereof, the Escrow Agent must first disburse to Seller the sum of One Hundred Dollars ($100.00) as independent consideration for Seller’s performance under this Agreement (“Independent Consideration”), which will be retained by Seller in all instances.

2.5           Escrow Agent.

(a)           By its execution and delivery of this Agreement, Escrow Agent agrees to be bound by the terms and conditions in Section 2.4 of this Agreement to the extent applicable to its duties, liabilities and obligations as “Escrow Agent.”  Escrow Agent shall hold and dispose of the funds deposited with the Escrow Agent pursuant to this Agreement (“Escrowed Funds”) in accordance with the terms of this Agreement.  Escrow Agent shall incur no liability in connection with the safekeeping or disposition of the Escrowed Funds for any reason other than Escrow Agent’s breach of contract, willful misconduct or gross negligence.  Escrow Agent shall be reimbursed by Buyer and Seller, jointly and severally, for all out-of-pocket costs and expenses incurred in connection with its obligations hereunder.  If Escrow Agent is in doubt as to its duties or obligations with regard to the Escrowed Funds, or if the Escrow Agent receives conflicting instructions from Buyer and Seller with respect to the Escrowed Funds, the Escrow Agent shall not be required to disburse the Escrowed Funds and may, at its option, continue to hold the Escrowed Funds until both Buyer and Seller agree as to their disposition, or until a final judgment is entered by a court of competent jurisdiction directing their disposition, or the Escrow Agent may interplead the Escrowed Funds in accordance with the laws of the State of Florida.  Escrow Agent shall not be responsible for the preservation of principal or any interest on the Escrowed Funds except as is actually earned, or for the loss of any interest or principal resulting from the withdrawal of the Escrowed Funds prior to the date interest is posted thereon.

(b)           The Escrow Agent may resign upon written notice to the Seller and Buyer.  If a successor escrow agent is not appointed by the Seller and Buyer within this thirty (30) day period, the Escrow Agent may, but shall have no duty to, petition a court of competent jurisdiction to name a successor.  If no successor escrow agent is appointed within thirty (30) days after such written notice, the Escrow Agent may withhold performance by it pursuant to Section 5(a) until such time as a successor escrow agent is appointed and, at such time, the Escrow Agent shall deliver the Escrowed Funds or other documents, instruments or items, if any, delivered to the Escrow Agent hereunder to any such successor escrow agent; provided, however, the Escrow Agent shall act in accordance with any joint written instructions from the Seller and Buyer.

(c)           The Escrow Agent may be removed, with or without cause, by the Buyer and Seller acting jointly at any time by providing written notice to the Escrow Agent.

(d)           This Section 2.5 shall survive the Closing or the expiration or any termination of this Agreement.

ARTICLE III
DUE DILIGENCE PERIOD

3.1           Due Diligence Period.  During the Due Diligence Period, Buyer shall have the right to a complete physical inspection of the Property as the Buyer deems appropriate to review and evaluate the Property, the nature and extent of the Property, and operations of the Property, and all rights and liabilities related thereto.  In consideration of the execution of this Agreement, Seller agrees to cause to be provided to or made available to Buyer, at no cost to Buyer, all items requested on Exhibit A-2 to the Seller Disclosure Letter, via electronic mail submission or electronic data room, in an electronic format from which Buyer can generate an accurate and complete paper copy that is both legible and suitable for inspection and review.  Buyer may request that other items be provided by Seller in addition to those already requested or provided, which items shall be mutually agreed upon by the Buyer and Seller in their reasonable discretion.  During the Due Diligence Period, Buyer shall have reasonable access to the Property at all reasonable times during normal business hours for the purpose of conducting reasonably necessary tests, including surveys and architectural, engineering, geotechnical and environmental inspections and tests, provided that, when practicable, (a) Buyer will give Seller prior notice of any such inspection or test and Seller shall have the right to have a representative accompany Buyer for any such inspection or test, and (b) all such tests shall be conducted by Buyer in compliance with Buyer’s responsibilities set forth in Section 3.2 below.  If Closing occurs, the parties have agreed to share certain expenses as provided in Section 9.4 below.

3.2           Buyer’s Responsibilities.  In conducting any inspections, investigations or tests of the Property, Buyer shall (i) not unreasonably disturb the tenants or interfere with their use of the Property or knowingly cause a breach in any tenant’s lease; (ii) not materially or unreasonably interfere with the operation and maintenance of the Property; (iii) not materially damage any part of the Property or any personal property owned or held by any tenant or any third party; (iv) not injure or otherwise cause bodily harm to Seller or its agents, guests, invitees, contractors and employees or any tenants or their guests or invitees; (v) comply in all material respects with all Applicable Laws and any reasonable rules as may be promulgated by Seller and provided to Buyer regarding access to the Property; and (vi) not permit any Encumbrances to attach to the Property by reason of the exercise of its rights hereunder.  A representative of Seller shall have the right to accompany Buyer and/or Buyer’s consultants and/or contractors at all times when Buyer and/or any such consultants and/or contractors are on the Property.  Promptly after any inspections or tests, Buyer must restore the Property to its pre-inspection condition at Buyer’s sole cost and expense.  Buyer’s obligation to restore the Property will survive termination of this Agreement.  From and after the Effective Date, prior to Buyer or any contractor or consultant of Buyer or any contractor or consultant of Buyer entering the Property to conduct the inspections and tests described above, Buyer or each such contractor or consultant shall obtain and maintain general liability insurance in the amount of One Million Dollars and NO/100 Dollars ($1,000,000.00) combined single limit for personal injury and property damage per occurrence.  Seller shall be named as additional insureds under such coverage and, at Seller’s request, a certificate of such coverage shall be provided to Seller prior to any entry by Buyer and each such consultant entering on to the Property.

3.3           Continuing Diligence and Inspection Rights.  Following the expiration of the Due Diligence Period, and prior to the Closing or any earlier termination of this Agreement, at reasonable times and upon reasonable notice, Buyer or Buyer’s agent(s), consultants, or other retained professionals shall have the right, at Buyer’s expense, to perform or complete such further inspections and assessments of the Property as Buyer deems necessary or desirable to comply with Buyer’s internal requirements or the requirements of Buyer’s lenders, investors or members, including, without limitation, further inspection of environmental and structural aspects, assessments of the compliance of the Property with all Applicable Laws, and customary pre-closing walk-throughs; provided, however, that (i) nothing in this Section 3.3 shall extend the Due Diligence Period and (ii) all insurance coverage required under Section 3.2 is maintained at all times that Buyer and any such agents, consultants or other professionals are on the Property.

3.4           Reports.  Subject to any confidentiality requirements set forth therein or which otherwise apply thereto, Buyer shall promptly provide to Seller copies of all third party reports, investigations and studies prepared for Buyer in connection with its due diligence review of the Property, including without limitation, any and all reports involving structural or geological conditions, environmental hazardous waste or hazardous substances contamination of the Property, if any. The reports will be delivered to Seller without any representation or warranty as to the completeness or accuracy of the reports or any other matter relating thereto.  Buyer shall provide the reports to Seller at no cost to Seller except in the event of a Seller default in which case Section 11.2(a)(i) shall apply.  Seller agrees not to disclose the reports or the contents thereof to any third parties other than GLOBALREHAB, LP (but Seller shall require GLOBALREHAB, LP not to disclose such reports or the contents thereof), unless Seller first reimburses Buyer for the costs of such report; provided, however, that in the event of a termination by Seller for breach by Buyer pursuant to Section 11.2(b), Seller shall not be required to reimburse Buyer therefor.

3.5           Buyer’s Agreement to Indemnify.  Buyer hereby agrees to indemnify, defend and hold Seller harmless from and against any and all Encumbrances, claims, causes of action, damages, liabilities and expenses (including reasonable attorneys’ fees) to the extent caused by Buyer’s inspections or tests permitted under this Agreement; provided, however, the indemnity does not extend to protect Seller from any preexisting liabilities for matters newly discovered by Buyer.  Buyer’s obligation under this Section will survive termination of this Agreement for twelve (12) months.

3.6           Title Insurance and Survey.

(a)           Within five (5) days after the execution of this Agreement, Buyer shall order commitments for owner’s policies of title insurance (the “Title Commitment”) issued by the Title Company, as agent for First American Title Insurance Company, covering fee simple title to the Property.  Such Title Commitments shall have attached thereto complete, legible copies of all instruments noted as exceptions therein, and shall be delivered promptly to Buyer upon receipt by Seller. Buyer shall furnish Seller with a copy of the title commitment and attachments, and all subsequent revisions thereof, promptly upon receipt of same.

(b)           If (i) either of the Title Commitments reflect any exceptions to title other than Permitted Encumbrances which are not acceptable to Buyer in Buyer’s sole discretion, or (ii) the Survey to be obtained by Buyer pursuant to Section 3.6(d) below discloses anything not acceptable to Buyer in Buyer’s sole discretion, (any such exception or unacceptable statement of fact being referred to herein as a “Title Defect”), then Buyer shall give Seller written notice of such Title Defect within ten (10) days of Buyer’s receipt of such Title Commitment (the “Title Notice”).  The Title Notice shall include a copy of the relevant Title Commitment and copies of the exceptions.  Any exception to title that is (x) disclosed in the Title Commitment, or (y) identified on a Survey, which, in either case, is not identified as a Title Defect in the Title Notice, shall be irrevocably deemed to be a “Permitted Encumbrance” for purposes of this Agreement (collectively, “Permitted Encumbrances”).  Seller shall have the right, but not the obligation, within ten (10) days after receipt of any such Title Notice, to notify Buyer that Seller will take the action necessary to remove such Title Defect.  If Seller elects to so notify Buyer, then, on or before the Closing, Seller shall provide Buyer with reasonable evidence of such removal.  Notwithstanding anything contained herein to the contrary, the following items (collectively, the “Required Cure Items”) must be cured prior to or at Closing (with Seller having the right to apply the portion of the Purchase Price allocated to either such party pursuant to Section 2.3 hereof, or a portion thereof, for such purpose): (x) all deeds of trust, mortgages, security deeds, and other security instruments, (y) all past Taxes, the failure to pay which would result in a statutory lien being imposed upon the Real Property, and (z) all judgments against the Seller which may constitute a Encumbrance against all or part of the Property.  In addition, if at any time after the expiration of the Due Diligence Period and prior to the Closing, title to Seller’s interests in the Property is encumbered by any Title Defect, which was not on the initial Title Commitment for the Property and was solely caused by the action or inaction of Seller (collectively, “Past Effective Date Encumbrances”) and is not acceptable to Buyer in Buyer’s sole discretion, then Buyer shall within ten (10) days following receipt of actual notice thereof, give Seller a Title Notice with respect to any such Past Effective Date Encumbrances.  In the event Buyer fails to deliver a Title Notice with respect to a Past Effective Date Encumbrance within such ten (10) day period, such Past Effective Date Encumbrance shall constitute a Permitted Encumbrance.

(c)           In the event (x) Buyer timely gives a Title Notice to Seller and the Title Defects specified therein are not cured on or before the Closing, (y) a Required Cure Item is not cured on or before the Closing, or (z) if Seller does not timely notify Buyer that Seller will remove Title Defects within the ten (10) days as specified above (in which case Buyer shall make its election pursuant to this subsection (c) prior to the earlier of the Closing or fifteen  (15) days following the date of such Title Notice), Buyer shall have the option to:

(i)
accept Seller’s interest in the Real Property subject to such Title Defect(s) or Required Cure Item(s), in which event such Title Defect(s) or Required Cure Item(s) shall become part of the Permitted Encumbrances, and to close the transaction contemplated hereby in accordance with the terms of this Agreement;

(ii)	in the case of Required Cure Item(s), pay any sum necessary to cure the Required Cure Item(s) and deduct such amount from the Purchase Price; or

(iii)
by giving Seller written notice of Buyer’s election, terminate this Agreement, in which event no party shall have any further rights or obligations to the other hereunder, except for such rights and obligations that, by the express terms hereof, survive any termination of this Agreement.  If Buyer elects to proceed with the Closing without giving notice of its election under paragraph (ii) immediately above or this paragraph (iii), Buyer will be irrevocably deemed to have accepted such Title Defect(s) or Required Cure Item(s) as Permitted Encumbrances.

Notwithstanding the foregoing, nothing contained in this Section 3.6(c) shall limit the right of the Buyer to pursue any and all remedies provided in Section 11.2 of this Agreement as a result of Seller’s default.

(d)           Seller has previously provided Buyer with copies of any existing boundary surveys for the Property.  Buyer may order one or more boundary surveys for the Property (the “Survey”) prepared by a registered land surveyor or surveyors satisfactory to Buyer.  Each Survey shall (i) be completed in accordance with Buyer’s reasonable survey requirements, and shall be certified to Buyer, the Title Company, First American Title Insurance Company and any Lender of Buyer by such surveyor; (ii) have one perimeter description for the Property; (iii) show all easements, rights-of-way, setback lines, encroachments and other matters affecting the use or development of the Property; and (iv) disclose on the face thereof the gross and net acreage of the Property.

(e)           Seller covenants and agrees that at or prior to Closing, Seller shall (i) pay or cause to be paid in full and cause to be canceled and discharged or otherwise bond and discharge as Encumbrances against the Property all mechanics’, materialmen’s, repairmen’s, contractors’ or other similar Encumbrances which encumber the Property as of the Effective Date created by, through or under Seller or which may be filed against the Property after the Effective Date created by, through or under Seller and on or prior to the Closing Date, (ii) pay or cause to be paid in full all past due ad valorem taxes and assessments of any kind constituting an Encumbrance against the Property which are due and payable, and (iii) pay or cause to be paid in full, or cause to be canceled and discharged all security deeds or other security instruments encumbering the property and created by or through Seller, except to the extent Buyer assumes any of the obligations secured by such instruments, and all judgments which have attached to and become an Encumbrance against the Property by, through or under Seller.  In the event Seller fails to cause such liens and encumbrances to be paid and canceled at or prior to Closing, Buyer shall be entitled to pay such amount to the holder thereof as may be required to pay and cancel same, and to credit the amount so paid against the Purchase Price allocated to the Buyer pursuant to Section 2.3 hereof.  Notwithstanding the foregoing, nothing contained in this Section 3.6(c) shall limit the right of the Buyer to pursue any and all remedies provided in Section 11.2 of this Agreement as a result of Seller’s default.

(f)           All Title Expenses shall be paid by the parties in accordance with Section 9.4 hereof. “Title Expenses” shall include all costs and expenses of obtaining the Survey and Title Commitment, together with any endorsements required by any lender financing the Buyer’s acquisition of the Property.  “Title Expenses” shall exclude any costs and expenses incurred or required to be incurred to cure any Title Defects or Required Cure Items.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

Each entity constituting Seller hereby severally represents and warrants to the Buyer as to such entity and/or the property owned by such entity, as of the Effective Date and as of the Closing as follows:

4.1           Organization; Good Standing of Seller.  Seller is a limited partnership, validly existing and in good standing under the laws of the State of Texas, and is duly qualified to do business in the State of Texas, with all requisite company power and authority to carry on its business in the manner and in the location in which such business has been and is now being conducted, to execute and deliver this Agreement, and to perform its obligations hereunder.

4.2           Consent of Third Parties.  Except as otherwise set forth on Schedule 4.2 of the Seller Disclosure Letter, no consent or approval of any third party is required as a condition to the entering into, performance or delivery of this Agreement by Seller other than such consent as has been previously obtained.

4.3           Authority; Enforceability.  The execution and delivery of this Agreement has been duly authorized by Seller, and this Agreement constitutes the valid and binding obligation and agreement of Seller, enforceable against Seller in accordance with its terms.

4.4           Absence of Conflicts.  Subject to obtaining the consents and approvals described on Schedule 4.2 of the Seller Disclosure Letter, neither the execution, delivery or performance of this Agreement will (i) conflict with or result in any breach of any of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) give any third party the right to modify, terminate, or accelerate any obligation under, the provisions of the articles of organization or operating agreement of Seller and/or its Affiliates, any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Seller and/or its Affiliates is bound or affected or any Applicable Law.

4.5           No Judgments.  Except as set forth on Schedule 4.5 of the Seller Disclosure Letter, there are no judgments presently outstanding and unsatisfied against the Property, the Seller or any of Seller’s assets.

4.6           No Governmental Approvals.  Except as contemplated under Section 4.13 below, no order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by (collectively and individually “Governmental Approval”), any governmental agency, commission, board or public authority is required to authorize, or is required in connection with the execution, delivery and performance by Seller of this Agreement or the taking of any action contemplated by this Agreement, which has not been obtained. To Seller’s knowledge, there are no conditions or circumstances existing which would prevent Buyer from obtaining any necessary Governmental Approval for the ownership of the Property.

4.7           Insurance.  Schedule 4.7 of the Seller Disclosure Letter sets forth an accurate summary of all general liability, fire, theft, professional liability and other insurance currently maintained with respect to the Property.  Seller has not taken any action or failed to act in a manner, including the failure of Seller to give any notice or information, which would limit or impair the rights of Seller under such insurance policies.  Prior to Closing Seller will promptly notify Buyer of any potential losses or claims that may be covered by the casualty insurance and shall provide Buyer with current loss runs within fifteen (15) days after the end of each month from the Effective Date until the Closing.

4.8           Litigation.  Except as set forth on Schedule 4.8 of the Seller Disclosure Letter, there is no pending or, to Seller’s knowledge, considered or threatened judgment, litigation, proceeding, investigation or inquiry (by any person, governmental or quasi-governmental agency or authority or otherwise to which Seller or the Property is a party, including without limitation, litigation brought by Seller against any third party.

4.9           Compliance with Laws.  Except as provided on Schedule 4.9 of the Seller Disclosure Letter, the Property has been and is presently owned and maintained by Seller in Seller’s capacity as the owner and landlord of the Property, and to Seller’s knowledge was constructed, in compliance in all respects with any Applicable Law affecting the Property or any part thereof.  Seller has not received notice of any violation of Applicable Law.  Buyer acknowledges that Seller does not operate the business conducted at the Property and makes no representations or warranties with respect thereto.

4.10           Environmental Matters.  Except as identified on Schedule 4.10 of the Seller Disclosure Letter, to Seller’s knowledge, Seller has not generated, stored or disposed of any hazardous substance at or on the Property except in accordance with Applicable Law, and Seller has knowledge of any previous or present generation, storage, disposal or existence of any hazardous substance at or on the Property, except for those materials used in connection with the normal operation of the Property in accordance with all Applicable Laws.  The term “hazardous substance” shall mean “hazardous waste,” “toxic substances,” “petroleum products,” “pollutants,” or other similar or related terms as defined or used from time to time in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”) (42 U.S.C. §§ 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. § 6921, et seq.), similar state laws and regulations (the “Environmental Laws”) adopted thereunder.  Except as may be set forth in Schedule 4.10, Seller has not filed or been required to file any notice reporting a release of any hazardous substance into the environment, and no notice pursuant to Section 103(a) or (c) of the CERCLA, 42 U.S.C. § 9601, et seq. or any other Environmental Law has been or was required to be filed.  Seller has not received any notice letter under any Environmental Law or any notice or claim, and there is no investigation pending, contemplated, or to Seller’s or knowledge threatened, to the effect that Seller is or may be liable for or as a result of the release or threatened release of hazardous substance into the environment or for the suspected unlawful presence of any hazardous waste on the Property.  Seller agrees to indemnify and hold Buyer and its Affiliates harmless from any Loss resulting from a breach of the representations and warranties contained in this Section 4.10.  Notwithstanding the provisions of ARTICLE X, the agreement to indemnify in this Section 4.10 shall survive the Closing.

4.11           Assessments.  There are no special or other assessments for public improvements or otherwise now affecting the Property, no pending or, to Seller’s knowledge, threatened special assessments affecting the Property, and no contemplated improvements affecting the Property that may result in special assessments affecting the Property.

4.12           Lease Agreement.  The Lease Agreement is in full force and effect and no default exists on the part of any party thereto.  Other than the Lease Agreement, Seller is not a party to any other contracts, leases, agreements, commitments or other arrangements with respect to the Property.

4.13           Licenses.  Exhibit C of the Seller Disclosure Letter is a true and complete list of all Licenses held by the Seller.  The Licenses listed on Exhibit C are valid and no material violations exist with respect to such Licenses.  To Seller’s knowledge, no other Licenses are required to be held by the Seller for Seller’s ownership or maintenance of the Property.  No applications, complaints or proceedings are pending or, to Seller’s knowledge, contemplated or threatened which may (i) result in the revocation, modification, non-renewal or suspension of any License or of the denial of any pending applications, (ii) the issuance of any cease and desist order, or (iii) the imposition of any fines, forfeitures, or other administrative actions with respect to the Property.  A list of all unsatisfied or otherwise outstanding citations with respect to the Property is shown on Exhibit G of the Seller Disclosure Letter.

4.14           Rent Roll.  Except as otherwise noted on Schedule 4.14 of the Seller Disclosure Letter, the rent roll attached as Exhibit E of the Seller Disclosure Letter (the “Rent Roll”) is true and complete and the Lease Agreement identified on the Rent Roll is currently in full force and effect as of the date of the Rent Roll.

4.15           Condemnation.  Seller has not received any written notice of any pending or contemplated condemnation, eminent domain or similar proceeding, with respect to all or any portion of the Property.

4.16           Personal Property.  Seller does not own any personal property located at or upon, or otherwise used in connection with, the Property.

4.17           Independent Property.  Except as described on Schedule 4.17 of the Seller Disclosure Letter, the Property is an independent unit which does not rely on facilities (other than facilities of public utility, sewer and water companies) located on any property not included in the Property (i) to fulfill any zoning, building code, or other municipal or governmental requirement, or (ii) for structural support or the furnishing of any essential building systems or utilities, including, but not limited to, electric, plumbing, mechanical, heating, ventilating and air conditioning systems.  To Seller’s knowledge no building or other improvements not included in the Property relies on any part of the Property to fulfill any zoning, building code, or other municipal or governmental requirement or for structural support or the furnishing of any essential building systems or utilities.

4.18           Utilities Access.  Except as described on Schedule 4.18 of the Seller Disclosure Letter, the Real Property has water supply, storm and sanitary sewer facilities, access to telephone, gas and electricity connections, fire protection, drainage, means of ingress and egress to and from public highways and, without limitation, other public utilities, all sufficient for normal operations.  The parking facilities located on the Property comply with all Applicable Laws or meet requisite exceptions or variances to such laws.  All public utilities are installed and operating, and all installation and connection charges have been paid in full.  Seller does not have knowledge of any fact or condition existing that would result or could result in the termination or reduction of the current access from the Property to the existing roads and highways or to sewer or other utility services presently serving the Property.

4.19           Zoning.  Except as provided on Schedule 4.9 of the Seller Disclosure Letter, to Seller’s knowledge the current use of the Property is permitted under the applicable municipal zoning ordinances, or special exceptions, variances, or conditions thereto, and the Property complies, to the extent required (including any waiver or grandfathering), with all conditions, restrictions and requirements of such zoning ordinances and all amendments thereto.

4.20           FIRPTA.  Seller is not a “foreign person” within the meaning of Section 1445 of the Code and the Regulations issued thereunder.

4.21           Title Encumbrances.  Except as described on Schedule 4.21 of the Seller Disclosure Letter, Seller is not in default under any of its material obligations under any recorded agreement, easement or instrument encumbering title to the Property, and Seller has no knowledge of any material default on the part of any other party thereto.

4.22           Interests; Title to Real Property. Seller owns one hundred percent (100%) of the ownership interest in the Real Property, free and clear of all Encumbrances except Permitted Encumbrances.  There are no outstanding options or other rights to purchase or otherwise acquire any ownership interest in the Property.

4.23           Loans.  Except as described on Schedule 4.23 of the Seller Disclosure Letter, there are no loans on the Property.

4.24           Patriot Act Compliance.  To the extent applicable to Seller, to Seller’s knowledge Seller has complied in all material respects with the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, which comprises Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”) and the regulations promulgated thereunder, and the rules and regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), to the extent such laws are applicable to Seller.  Seller is not included on the List of Specially Designated Nationals and Blocked Persons maintained by the OFAC, nor is it a resident in, or organized or chartered under the laws of, (A) a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the Patriot Act as warranting special measures due to money laundering concerns or (B) any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur.

4.25           Broker’s or Finder’s Fees.  Other than a commission payable by Seller to Cain Brothers, San Francisco, California, in accordance with a separate agreement with Seller, no agent, broker, investment banker or other person or firm acting on behalf of or under the authority of Seller or any Affiliate of Seller is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement.  This Section 4.25 shall survive the Closing or the expiration or any termination of this Agreement.

4.26           Insolvency.  Neither Seller nor Seller’s general partner have (i) commenced a voluntary case or had entered against them a petition for relief under any Applicable Law relative to bankruptcy, insolvency, or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state or foreign judicial or nonjudicial proceeding to hold, administer, and/or liquidate all or substantially all of their respective assets, (iii) had filed against them any involuntary petition seeking relief under any Applicable Law relative to bankruptcy, insolvency, or other relief to debtors which involuntary petition is not dismissed within sixty (60) days, or (iv) made a general assignment for the benefit of creditors.

4.27           Due Diligence.  Seller has provided Buyer with complete and accurate originals or copies of all items requested on Exhibit A-2.

4.28           Survival of Representations and Warranties.  The representations and warranties set forth in this ARTICLE IV are made as of the Effective Date and are remade as of the Closing Date and will survive the Closing for a period of twelve (12) months.

4.29           Disclaimer.  BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING,  SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE REAL PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS” AND BUYER HEREBY UNCONDITIONALLY WAIVES ANY IMPLIED WARRANTY OF SUITABILITY EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE DEED OR ANY OTHER DOCUMENTS DELIVERED AT CLOSING.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE DEEDS OR ANY OTHER DOCUMENTS DELIVERED AT CLOSING, BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER HAS NOT MADE AND IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE REAL PROPERTY OR RELATING THERETO MADE OR FURNISHED BY SELLER, OR ANY REAL ESTATE BROKER, AGENT OR THIRD PARTY REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING.  BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED PURCHASER OF REAL ESTATE AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE DEEDS OR ANY OTHER DOCUMENTS DELIVERED AT CLOSING, IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER’S CONSULTANTS IN PURCHASING THE REAL PROPERTY AND SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF ANY DOCUMENTS AND INFORMATION PROVIDED BY SELLER.  BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE REAL PROPERTY AS BUYER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME.  BY FAILING TO TERMINATE THIS AGREEMENT PRIOR TO THE EXPIRATION OF THE DUE DILIGENCE PERIOD, BUYER ACKNOWLEDGES THAT SELLER HAS AFFORDED BUYER A FULL OPPORTUNITY TO CONDUCT SUCH INVESTIGATIONS OF THE REAL PROPERTY AS BUYER DEEMED NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE REAL PROPERTY AND THE EXISTENCE OR NON-EXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS SUBSTANCES ON OR DISCHARGED FROM THE REAL PROPERTY, AND EXCEPT FOR SELLER’S REPRESENTATIONS IN THIS AGREEMENT, WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT.  UPON CLOSING, AND EXCEPT AS BUYER MAY RELY ON SELLER’S REPRESENTATIONS HEREIN, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL OR CONSTRUCTION DEFECTS OR ADVERSE ENVIRONMENTAL, HEALTH OR SAFETY CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INSPECTIONS AND INVESTIGATIONS.  BUYER HEREBY REPRESENTS AND WARRANTS TO SELLER THAT:  (A) BUYER IS REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT; AND (B) BUYER IS PURCHASING THE REAL PROPERTY FOR BUSINESS, COMMERCIAL, INVESTMENT OR OTHER SIMILAR PURPOSE AND NOT FOR USE AS BUYER’S RESIDENCE.  EACH PARTY WAIVES ANY AND ALL RIGHTS OR REMEDIES IT MAY HAVE OR BE ENTITLED TO, DERIVING FROM DISPARITY IN SIZE OR FROM ANY SIGNIFICANT DISPARATE BARGAINING POSITION IN RELATION TO THE OTHER PARTY.

4.30           Updates to Representations and Warranties.  On or before the date which is five (5) days prior to the Closing Date, Seller shall have the right to update the representations and warranties contained in this ARTICLE IV to reflect new facts or circumstances which did not exist as of the Effective Date or the date upon which the Schedules are acknowledged by Buyer pursuant to Section 12.13 hereof (provided that with respect to any representations or warranties that are qualified by Seller’s knowledge, then so long as Seller did not have knowledge of such new facts or circumstances as of the Effective Date or the date upon which the Schedules are acknowledged by Buyer pursuant to Section 12.13 hereof) by delivery of written notice to Buyer.  Upon receipt of any such written notice updating the representations and warranties in this ARTICLE IV, Buyer shall have the right to terminate this Agreement and receive a refund of the Earnest Money Deposit, by delivery of written notice to Seller on or before the first to occur of (i) the expiration of five (5) days following the date of delivery of such written notice from Seller or (ii) the Closing Date.  In the event Buyer does not elect to terminate this Agreement within the time provided in the immediately preceding sentence, Buyer shall be deemed to have waived any breach of the representations and warranties contained in this ARTICLE IV as a result of the matters referenced in such written notice, and the representations and warranties in this ARTICLE IV shall be deemed to be modified to take into account all matters referred to in such notice.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as of the Effective Date and as of the Closing as follows:

5.1           Organization and Good Standing.  Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.  Buyer has all requisite corporate power to own, operate, and lease the Property and carry on business as it is now being conducted and as the same will be conducted following the Closing.  As of the Closing, Buyer will be registered to do business under the laws of the State of Florida.

5.2           Authorization and Binding Effect of Documents.  The execution and delivery of this Agreement has been duly authorized by Buyer, and this Agreement constitutes the valid and binding obligation and agreement of Buyer, enforceable in accordance with its terms (subject to the effect of bankruptcy, insolvency fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor’s rights and remedies generally, and to limitations imposed by general principles of equity, whether applied by a court of law or of equity).

5.3           Absence of Conflicts.  Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, will (i) conflict with or result in any breach of any of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) give any third party the right to modify, terminate, or accelerate any obligation under, the provisions of the articles of organization and any applicable limited liability company agreement or operating agreement of Buyer and/or its Affiliates, any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Buyer and/or its Affiliates is bound or affected, or any Applicable Law to which Buyer and/or its Affiliates is subject.

5.4           Consents.  The execution, delivery and performance by Buyer and/or its Affiliates of this Agreement and the other Documents, and consummation by Buyer and/or its Affiliates of the transactions contemplated hereby and thereby, do not and will not require the authorization, consent, approval, exemption, clearance or other action by or notice or declaration to, or filing with, any court or administrative or other governmental body, or the consent, waiver or approval of any other person or entity, excluding consents that Seller is obligated to obtain under Section 7.8 below.

5.5           Patriot Act Compliance.  To the extent applicable to Buyer, to Buyer’s actual knowledge upon reasonable inquiry, Buyer has complied in all material respects with the Patriot Act and the regulations promulgated thereunder, and the rules and regulations administered by OFAC, to the extent such laws are applicable to Buyer.  Buyer is not included on the List of Specially Designated Nationals and Blocked Persons maintained by the OFAC, nor is it a resident in, or organized or chartered under the laws of, (A) a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the Patriot Act as warranting special measures due to money laundering concerns or (B) any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur.

5.6           Broker’s or Finder’s Fees.  No agent, broker, investment banker, or other person or firm acting on behalf of Buyer or any of its Affiliates or under its authority, is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, from Buyer or any of its Affiliates in connection with the transactions contemplated by this Agreement.  This Section 5.6 shall survive the Closing or the expiration or any termination of this Agreement.

ARTICLE VI
OTHER COVENANTS

6.1           Conduct of Business Prior to the Closing.  Seller covenants and agrees that from the Effective Date through the Closing, unless Buyer otherwise consents in writing, Seller and its Affiliates shall:

(a)           Maintain the Property in its capacity as the owner, and landlord thereof, in the ordinary course of business, including (i) incurring expenses consistent with the past practices, and (ii) maintaining the Licenses listed on Exhibit C of the Seller Disclosure Letter.

(b)           Own and maintain, in its capacity as the owner and landlord thereof, the Property and otherwise conduct business in accordance with the terms or conditions of the Licenses listed on Exhibit C of the Seller Disclosure Letter, all Applicable Laws having jurisdiction over any aspect of the operation of the Property and all applicable insurance requirements.

(c)           Maintain the books and records for the Property.

(d)           Intentionally Omitted.

(e)           Not sell, lease, grant any rights in or to or otherwise dispose of, or agree to sell, lease or otherwise dispose of, the Property in whole or in part.

(f)           Take commercially reasonable efforts to maintain the Property currently in use in reasonably good operating condition and repair, except for ordinary wear and tear, in a manner consistent with past practices.

(g)           Perform all covenants, terms, and conditions and make all payments in a timely fashion, under any loans listed on Schedule 4.23 of the Seller Disclosure Letter.

(h)           Timely comply with, not amend, modify or terminate the Lease Agreement or take or fail to take any action outside the ordinary course of business with respect thereto.

(i)           Subject to Section 12.16 below, not make any alterations or improvements to the Property or make any capital expenditure with respect to the Property in excess of ONE HUNDRED THOUSAND AND NO/100 U.S. DOLLARS ($100,000.00) other than those that are required by Applicable Law or that are necessary to preserve the coverage under or comply with the terms of any insurance policy with respect to the Property.

(j)           Not enter into any agreement which calls for annual payments in excess of TEN THOUSAND AND NO/100 U.S. DOLLARS ($10,000.00) or for a term in excess of one year, unless such agreement can be terminated upon not more than sixty (60) days prior written notice without the payment of any termination fee or penalty payment.

(k)           Provide the Buyer with a current Rent Roll on the first day of each month.

(l)           Not do anything, or cause any third party to do anything, that would result in a new survey matter to arise with respect to the Real Property.

6.2           Notification of Certain Matters.  Seller shall give prompt written notice to Buyer, and Buyer shall give prompt written notice to Seller, of (i) the occurrence, or failure to occur, of any event that would be likely to cause any of its respective representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the Effective Date to the Closing, and (ii) any failure to comply with or satisfy, in any material respect, any covenant, condition, or agreement to be complied with or satisfied under this Agreement.

6.3           Title; Additional Documents.  At the Closing, Seller shall transfer and convey to Buyer good and indefeasible fee simple title to the Property, free and clear of any Encumbrances except Permitted Encumbrances.  At the Closing, all warranties and guaranties, to the extent assignable or transferable, relating to the Property shall be transferred by Seller to and shall be held and owned by Buyer.

6.4           Other Consents.  Seller shall obtain the consents or waivers to the transactions contemplated by this Agreement required under the Lease Agreement, if any.

6.5           Inspection and Access.  Seller shall, commencing on the Effective Date of this Agreement, open the assets, books, accounting records, correspondence and files of Seller (to the extent related to the operation of the Property) for examination by Buyer, its officers, attorneys, accountants and agents, with the right to make copies of such books, records and files or extracts therefrom.  Such access will be available to Buyer during normal business hours, upon notice, in such manner as will not unreasonably interfere with the conduct of the business of the Property.  Seller will make available to Buyer such additional data and other available information regarding the Property as Buyer may reasonably request.  Those books, records and files which relate to the Property that are not transferred to Buyer shall be preserved and maintained by Seller for two (2) years after the Closing, or such greater amount of time required by Applicable Law, and those books, records and files relating to the Property the possession of which is being transferred to Buyer hereunder shall be maintained and preserved by Buyer for a period of two (2) years after the Closing, or such greater amount of time required by Applicable Law.

6.6           Confidentiality.

(a)           Confidential Information.  Any and all nonpublic information, documents, and instruments delivered to Buyer by Seller or its agents or Affiliates and any and all nonpublic information, documents, and instruments delivered to Seller by Buyer or its agents or Affiliates, including, without limitation, this Agreement, all items listed on Exhibit A-2, the Documents and all agreements referenced herein, are of a confidential and proprietary nature.  Buyer and Seller agree that, prior to Closing, each will maintain the confidentiality of all such confidential information, documents or instruments delivered to each by the other party or its agents in connection with the negotiation of, or in compliance with, this Agreement, and only disclose such information, documents, and instruments to their duly authorized officers, directors, representatives and agents, or as otherwise required by Applicable Law.  Buyer and Seller further agree that if the transactions contemplated hereby are not consummated and this Agreement is terminated, each will return all such documents and instruments and all copies thereof in their possession to the other party.  This Section 6.6(a) shall survive as to both Seller and Buyer in the event this Agreement is terminated prior to Closing and shall survive as to Seller (and not Buyer) following Closing.

(b)           Confidentiality of Agreement.  Seller and Buyer will not disclose the terms or existence of this Agreement to any third party without the prior written consent of the other party or its agents, except that Seller and Buyer may disclose such terms to their respective attorneys, accountants, consultants, engineers, other advisers, members, shareholders, the Buyer’s potential investors or lenders, and as required by Applicable Law or by Section 7.6 without such prior written consent.  This Section 6.6(b) shall survive as to both Seller and Buyer following Closing or in the event this Agreement is terminated prior to Closing.

(c)           Permitted Uses of Information.  Notwithstanding the forgoing, nothing in this Section 6.6 shall prevent the Buyer from making any disclosure regarding this Agreement to the Securities and Exchange Commission (the “SEC”) necessary to comply with any reporting, disclosure, or filing requirements imposed upon the Buyer by the SEC.

(d)           Irreparable Harm.  Seller and Buyer recognize that any breach of this Section 6.6 would result in irreparable harm to the other party; therefore, the Seller or the Buyer shall be entitled to an injunction to prohibit any such breach or anticipated breach, without the necessity of proving actual damages or posting a bond, cash or otherwise, in addition to all of other legal and equitable remedies.

6.7           Publicity.  The parties agree that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party prior to Closing except as required by Applicable Law.

6.8           Commercially Reasonable Efforts.  Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable and in its power to satisfy any condition for which such party is responsible hereunder and to consummate and make effective as soon as practicable the transactions contemplated by this Agreement.

6.9           Reports.  Seller shall file on a current and timely basis until the Closing, all reports and documents required to be filed with respect to the Licenses.  True and complete copies of all such reports filed as of the Effective Date and continuing through the Closing shall be promptly supplied to Buyer by Seller.

6.10           Post-Closing Obligations of Seller.  Following Closing, Seller and its general partner shall use reasonable diligent efforts to cooperate with Buyer and its Affiliates to (a) confirm that all Licenses are obtained and held by the proper entity for operation of the Property, and (b) to the extent not previously transferred to Buyer, to provide any records in Seller’s custody or control which may be requested of Buyer by any authorized governmental agency.  Further, upon Buyer’s request, for a period of one (1) year after Closing, Seller and its general partner shall make the operating statements, if any, and any and all books, records, correspondence, financial data, leases, delinquency reports and all other documents and matters maintained by Seller or its agents and relating to receipts and expenditures pertaining to the Property for the three (3) most recent full calendar years and the current calendar year (collectively, the “Records”) available to Buyer for inspection, copying and audit by Buyer's designated accountants, and at Buyer's expense.  This Section 6.10 shall survive the Closing.

6.11           No Other Representations or Warranties.

(a)           Buyer agrees that, except for the representations and warranties made by Seller and expressly set forth in this Agreement, neither the Seller nor any of its Affiliates or its respective representatives have made (and shall not be construed as having made) to Buyer or any representatives thereof any representation or warranty of any kind.

(b)           Seller agrees that, except for the representations and warranties made by Buyer and expressly set forth in this Agreement, neither Buyer nor any of its Affiliates or its representatives have made (and shall not be construed as having made) to Seller or to any of Seller’s Affiliates or any respective representatives thereof any representation or warranty of any kind.

6.12           Exclusivity.  From and after the Effective Date to the Closing or termination of this Agreement according to the terms hereof, Seller shall not take any action, directly or indirectly, to encourage, initiate or engage or participate in discussions or negotiations with, or provide any information to, any party, other than Buyer, concerning a potential transaction involving the  purchase and sale of the Property, the purchase and sale of all or substantially all of the ownership interest of Seller, or any transaction similar to the foregoing.

6.13           Prohibited Activities Prior to Closing.  Seller agrees not, without the prior written consent of Buyer, to sell, lease, or grant any right in or to or otherwise dispose of or agree to sell, lease or otherwise dispose of the Property in whole or in part.

6.14           Non-Compete.  From the Closing through the second anniversary of the Closing, Seller and Seller’s Affiliates shall not directly or indirectly (unless acting in accordance with Buyer’s written consent) own, manage, operate, finance or participate in the ownership, management, operation or financing of, or permit its name to be used by or in connection with, any competitive business or enterprise located within a two (2) mile radius of the Real Property.  For purposes of this Section 6.14, the term “competitive business or enterprise” shall mean an inpatient rehabilitation facility but shall expressly exclude any inpatient facilities owned by Seller or Seller’s Affiliates and operated by GLOBALREHAB, LP, a Texas limited partnership or its Affiliates.  This Section 6.14 shall survive Closing.

ARTICLE VII
CONDITIONS PRECEDENT TO THE
OBLIGATION OF BUYER TO CLOSE

Buyer’s obligation to close pursuant to the terms of this Agreement is subject to the satisfaction, on or prior to the Closing, of each of the following conditions, unless waived by Buyer in writing:

7.1           Accuracy of Representations and Warranties; Closing Certificate.  Except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer, each of the representations and warranties made by Seller in this Agreement or in any certificate delivered pursuant to Section 9.2 that is qualified as to knowledge or materiality shall otherwise be true and correct in all respects when made and shall be true and correct in all respects at and as of the Closing as though such representations and warranties were made or given on and as of the Closing, and each of such representations and warranties that is not qualified as to knowledge or materiality shall be true and correct when made and shall be true and correct in all material respects at and as of the Closing as though such representations and warranties were made or given on and as of the Closing.  Subject to Section 4.30, for purposes of determining whether the representations and warranties made by the Seller pursuant to this Agreement are true and correct at and as of the Closing, the Schedules and Exhibits contained in the Seller Disclosure Letter shall be deemed to include only that information contained therein on the date such Schedules and Exhibits are acknowledged pursuant to Section 12.13, and shall be deemed to exclude any information disclosed to Buyer pursuant to Section 6.2 or otherwise.

7.2           Performance of Agreement.  Seller and its Affiliates shall have performed in all material respects all of their covenants, agreements and obligations required by this Agreement to be performed or complied with by them prior to or upon the Closing.

7.3           No Adverse Change.  No change or development shall have occurred which has or is likely to materially affect the Property, its use or cause a decrease in its value by more than SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000.00).

7.4           Title Policy.  At Closing, the Title Company shall be prepared to issue an Owner Policy of Title Insurance covering the Property in the amount of the Purchase Price of the Property as agent for First American Title Insurance Company, in accordance with the Title Commitment, with all endorsements reasonably required by Buyer (to the extent available in Texas) and with coverage over any “gap” period.  If the Survey is not obtained by Buyer or is not acceptable to the Title Company, then the survey exception in the Owner Policy of Title Insurance to be delivered at Closing shall not be required to be amended to read “shortages in area.”.

7.5           Delivery of Closing Documents.  Seller shall have delivered or caused to be delivered to Buyer on the Closing each of the Documents required to be delivered pursuant to Section 9.2.

7.6           Licenses.  To the extent necessary and permitted or required by Applicable Laws, Seller shall have completed the transfer and assignment of all the Licenses listed on Exhibit C to the Post-Closing Licensee at or prior to the Closing.  To the extent that any such Licenses are not transferable or assignable by Seller, the Post-Closing Licensee shall have obtained, at the Buyer’s sole cost and expense, in the Post-Closing Licensee’s own name, the Licenses, and Seller shall reasonably cooperate with the Post-Closing Licensee in obtaining such Licenses at or prior to Closing.  The Seller shall diligently pursue all required Licenses.  This Section 7.6 shall survive Closing.

7.7           Governmental Approvals.  Seller shall have obtained all authorizations, consents, orders, or approvals of, shall have made all declarations or filings with, and shall have allowed the expiration of waiting periods imposed by, any governmental agencies necessary for the consummation of the transactions contemplated by this Agreement.

7.8           Third-Party Consents.  Seller shall have obtained such consents to assignment, waivers and similar instruments as Buyer reasonably determines are necessary to permit the assignment of the Lease Agreement, in form and substance reasonably satisfactory to Buyer.

7.9           No New Survey Matters.  At Closing, no new survey matters shall have arisen in connection with the Real Property since the dates of the most recent survey for the Real Property obtained by Buyer pursuant to Section 3.6 which would otherwise be required under the applicable ALTA/ACSM standards to be shown thereon.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE
OBLIGATION OF SELLER TO CLOSE

The obligation of the Seller to close pursuant to the terms of this Agreement is subject to the satisfaction, on or prior to the Closing, of each of the following conditions, unless waived by Seller in writing:

8.1           Accuracy of Representations and Warranties.  The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on the Effective Date and as of the Closing with the same effect as though made at such time, except for changes that are not materially adverse to Seller.

8.2           Performance of Agreements.  Buyer shall have performed in all material respects all of its covenants, agreements, and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the Closing.

8.3           Delivery of Closing Documents.  Buyer shall have delivered or caused to be delivered to Seller on the Closing each of the Documents required to be delivered pursuant to Section 9.3.

ARTICLE IX
CLOSING

9.1           Closing Date and Place.  The Closing shall take place on the date which is thirty (30) days following the expiration of the Due Diligence Period, or at such earlier or later date and time as may be expressly agreed upon in writing by the Buyer and Seller (the “Closing Date”). The Closing shall be accomplished by the Buyer and Seller depositing the Closing Documents into escrow with the Title Company and Buyer and Seller issuing their respective instructions to the Title Company.

9.2           Deliveries of Seller.  At the Closing, Seller shall deliver or cause to be delivered to Buyer the following, in each case in form and substance reasonably satisfactory to Buyer:

(a)           A governmental certificate, dated as of a date as near as practicable to the Closing, showing that Seller (i) is duly organized and in good standing in the state of organization of Seller, and (ii) is qualified to do business in the state in which the Property is located.

(b)           A certificate of the secretary (or the equivalent thereto if none) of Seller attesting as to the incumbency of each manager, officer, and authorized representative of Seller who executes this Agreement and any of the other Documents, certifying that resolutions and consents necessary for Seller to act in accordance with the terms of this Agreement have been adopted or obtained (with copies thereof attached) and to similar customary matters.

(c)           A special warranty deed, bill of sale and other instruments of transfer and conveyance transferring the Property to Buyer free of all Encumbrances other than the Permitted Encumbrances.

(d)           A certificate of non-foreign status under Section 1445 of the Code, complying with the requirements of the Income Tax Regulations promulgated pursuant to such Section.

(e)           A certificate that the conditions specified in Sections 7.1 and 7.2 are satisfied as of the Closing.

(f)           A true, correct and complete Rent Roll for the Property five (5) days prior to Closing, certified by Seller, listing each tenant as of the Closing, the amount of rent and other monthly or other fees to be paid by such tenant, the amount of security deposit, the date of the lease agreement, and the expiration date of such lease agreement.

(g)           Assignments of the Lease Agreement and Licenses from Seller, duly executed by Seller.

(h)           All third-party consents described in Section 7.8.

(i)           Unaudited and unreviewed historical financial statements and any other documents identified by Buyer that are required to allow the Buyer to comply with any reporting, disclosure, or filing requirements imposed upon the Buyer by the SEC with respect to the transactions contemplated by this Agreement.  Additionally, Seller shall provide Buyer, but without expense to Seller, with (a) an audit letter in substantially the form as Exhibit H attached to the Seller Disclosure Letter and made a part hereof, and (b) copies of, or access to, such factual information as may be reasonably requested by Buyer or its designated accountants, and in the possession or control of Seller, to enable Buyer to file any filings required by the SEC in connection with the purchase of the Property.

(j)           Such additional information, materials, affidavits and certificates as Buyer shall reasonably request to evidence the satisfaction of the conditions to Seller’s obligations hereunder, including without limitation, evidence that all consents and approvals required as a condition to Buyer’s obligation to close hereunder have been obtained, title affidavits, such affidavits and documents as the Title Company may reasonably require to consummate the transaction herein contemplated and any other documents expressly required by this Agreement to be delivered by Seller at Closing, or as may be reasonably required by the Title Company.

(k)           An estoppel certificate in the form attached hereto as Exhibit I.

(l)           A subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit J.

9.3           Deliveries of Buyer.  At the Closing, Buyer shall deliver or cause to be delivered to Seller the following, in each case in form and substance reasonably satisfactory to Seller:

(a)           The Purchase Price by wire transfer in accordance with Section 2.3, subject to the adjustments under Section 9.5.

(b)           A certificate that the conditions specified in Sections 8.1 and 8.2. are satisfied as of the Closing.

(c)           An agreement by Buyer assuming the Assumed Obligations.

(d)           A governmental certificate, dated as of a date as near as practicable to the Closing, showing that Buyer is (i) duly organized and in good standing in the state of its formation, and (ii) is qualified to do business in the state where the Property is located.

(e)           A certificate of the secretary (or the equivalent thereto if none) of Buyer attesting as to the incumbency of each officer or authorized representative of Buyer who executes this Agreement and/or any of the other Documents, certifying that resolutions and consents necessary for Buyer to act in accordance with the terms of this Agreement have been adopted or obtained (with copies thereof attached) and to similar customary matters.

(f)           Such additional information and materials as Seller shall have reasonably requested to evidence the satisfaction of the conditions to its obligations hereunder.

9.4.           Closing Costs.  Buyer and Seller shall each pay (a) their respective attorneys’ fees and expenses, (b) any broker commissions due to any broker engaged by such party respectively and (c) any other expenditures incurred by such parties, respectively.  Seller shall pay the basic premium for the Owner Policy of Title Insurance to be issued to Buyer at Closing.  Buyer shall pay the cost of obtaining the Survey and all endorsements to the Owner Policy of Title Insurance to be issued to Buyer, including without limitation any amendments to the survey exception.  All other due diligence and closing costs (collectively, “Transaction Costs”) shall be borne by Buyer.  If Closing does not occur for any reason the provisions of Section 11.1 or 11.2, as applicable, shall determine each parties’ responsibility for the costs incurred by the parties with respect to this Agreement.

9.5.           Prorations.

(a)           All income and expenses (including prepaid expenses) of the Property shall be prorated on a daily basis between Seller and Buyer as of 11:59 p.m., on the date (the “Proration Date”) immediately preceding the Closing.  Such items to be prorated shall include, without limitation:

(i)	Any amounts due under the Lease Agreement, including, without limitation “Basic Rental” (as defined therein);

(ii)	Payments under Assumed Obligations, if any;

(iii)	Utility charges, if any, based on utility charges for the month immediately preceding the Closing; and

(iv)	Real property taxes.

Buyer and Seller shall prepare a proposed schedule (the “Proration Schedule”) prior to Closing that shall include the items listed above and any other applicable income and expenses with regard to the Property.  Seller and Buyer will use all reasonable efforts to finalize and agree upon the Proration Schedule at least two (2) business days prior to Closing.

(b)           Any escrow accounts held by any utility companies, and any cash deposits made by Seller or Seller’s Affiliates prior to Closing to secure obligations under Assumed Obligations shall be either retained by Seller (with Buyer providing its own escrow) or, if such escrows are assigned to Buyer, Buyer shall pay Seller the amounts so assigned to Buyer.

(c)           With respect to any amounts held by Seller in a tenant escrow or trust account under the Lease Agreement, at or promptly following Closing, Seller shall return the same to the depositor thereof (to the extent the amounts held in any such accounts have not been applied against amounts owing by the depositor thereof in accordance with the terms of the Lease Agreement).

(d)           Seller shall receive all income from and shall be responsible for all expenses of the Property attributable to the period prior to the Proration Date, unless otherwise provided for in this Agreement.  In the event Buyer receives any payment from a tenant for rent due for any period prior to the Proration Date or payment of any other receivable of Seller, Buyer shall forward such payment to Seller.

(e)           Buyer shall receive all income from and shall be responsible for all expenses of the Property attributable to the period from and after the Proration Date, unless otherwise provided for in this Agreement.  In the event Seller or Seller’s Affiliates receive any payment from a tenant for rent due for any period from and after the Proration Date, Seller shall forward such payment to Buyer.

(f)           The parties agree that any amounts that may become due under this Section 9.5 shall be paid at Closing as can best be determined.  A post-Closing reconciliation of pro-rated items shall be made by the Buyer and Seller within ninety (90) days after Closing and any amounts due at that time shall be promptly forwarded to the respective party in a lump sum payment.  Any additional amounts which may become due after such determination shall be forwarded at the time they are received.  Any amounts due under this Section 9.5 which cannot be determined within ninety (90) days after Closing shall be reconciled no later than March 31, 2011.  Buyer and Seller agree that each shall have the right to audit the records of the other for up to one (1) year following Closing in connection with any such post-Closing reconciliation.

(g)           Buyer shall receive a credit towards the Purchase Price for any obligations as otherwise expressly agreed by the Buyer and Seller.

(h)           This Section 9.5 shall survive the Closing.

ARTICLE X
INDEMNIFICATION

10.1           General.  The rights to indemnification set forth in this ARTICLE X and the other rights described in this Agreement shall be in addition to all other rights to monetary damages that any party (or the party’s successors or permitted assigns) would otherwise have by Applicable Law in connection with the transactions contemplated by this Agreement or any other Document; provided, however, that neither party shall have the right to be compensated more than once for the same monetary damage.

10.2           Indemnification by Seller.  From and after Closing, Seller shall indemnify, defend, and hold harmless Buyer and its officers, directors, employees, Affiliates, successors and assigns from and against, and pay or reimburse each of them for and with respect to, any Loss relating to, arising out of or resulting from any of the following:

(a)           Any breach by Seller of any of its representations and warranties in this Agreement or any other Document which were not actually known to Buyer as of the Closing Date;

(b)           Any breach by Seller of Seller’s obligations under the closing documents;

(c)           Claims relating to the ownership of the Property prior to the Closing, including without limitation, any and all liabilities which relate to events occurring prior to the Closing, regardless of when they are asserted or whether such was disclosed to Buyer and regardless of whether such was a breach of any representation, warranty, or covenant by Seller, except for Assumed Obligations; and

(d)           Claims by any other party claiming to have represented Seller as broker or agent in connection with the transactions contemplated by this Agreement.

10.3           Indemnification by Buyer.  From and after Closing, Buyer shall indemnify, defend and hold harmless Seller and its officers, directors, employees, agents, representatives, Affiliates, successors and assigns from and against, and pay or reimburse each of them for and with respect to any Loss relating to, arising out of or resulting from:

(a)           The Assumed Obligations; and

(b)           Any breach by Buyer of any of its obligations of Buyer under the closing documents.

10.4           Administration of Indemnification.  For purposes of administering the indemnification provisions set forth in Section 10.2 and Section 10.3, the following procedure shall apply:

(a)           Whenever a claim shall arise for indemnification under this ARTICLE X, the party entitled to indemnification (the “Indemnified Party”) shall give a reasonably prompt written notice to the party from whom indemnification is sought (the “Indemnifying Party”) setting forth in reasonable detail, to the extent then available, the facts concerning the nature of such claim and the basis upon which the Indemnified Party believes that it is entitled to indemnification hereunder.

(b)           In the event of any claim for indemnification resulting from or in connection with any claim by a third party, the Indemnifying Party shall be entitled, at its sole expense, either (i) to participate in defending against such claim or (ii) to assume the entire defense with counsel which is selected by it and which is reasonably satisfactory to the Indemnified Party, provided that no settlement shall be made and no judgment consented to without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld.  If, however, (x) the claim, action, suit or proceeding would, if successful, result in the imposition of damages for which the Indemnifying Party would not be solely responsible, or (y) representation of both parties by the same counsel would otherwise be inappropriate due to actual or potential differing interests between them, then the Indemnifying Party shall not be entitled to assume the entire defense and each party shall be entitled to retain counsel who shall cooperate with one another in defending against such claim.  In the case of clause (x), the Indemnifying Party shall be obligated to bear only that portion of the expense of the Indemnified Party’s counsel that is in proportion to the damages indemnifiable by the Indemnifying Party compared to the total amount of the third-party claim against the Indemnified Party.  In the case of clause (y), the Indemnifying Party shall pay all costs of defense of both itself and the actual out-of-pocket costs of the Indemnified Party.

(c)           If the Indemnifying Party does not choose to defend against a claim by a third party, the Indemnified Party may defend in such manner as it deems appropriate or settle the claim (after giving notice thereof to the Indemnifying Party) on such terms as the Indemnified Party may deem appropriate, and the Indemnified Party shall be entitled to periodic reimbursement from the Indemnifying Party of defense expenses incurred and prompt indemnification from the Indemnifying Party in accordance with this ARTICLE X.

(d)           Failure or delay by an Indemnified Party to give a reasonably prompt notice of any claim shall not release, waive or otherwise affect an Indemnifying Party’s obligations with respect to the claim, except to the extent that the Indemnifying Party can demonstrate actual Loss or prejudice as a result of such failure or delay.  Notwithstanding anything to the contrary contained herein, the parties agree that no indemnification right or obligation shall apply to the extent any such Loss or expense is paid to an Indemnified Party by an insurance company.

(e)           The right to pursue indemnification as set forth in Sections 10.2(a) and 10.3(b) shall survive the Closing hereunder for a period of twelve (12) months following the Closing, and the right to pursue indemnification as set forth in all other Sections of this ARTICLE X shall survive the Closing hereunder.

(f)           Notwithstanding anything to the contrary in this Agreement, the right to pursue indemnification as set forth in this ARTICLE X shall be actionable or payable only if valid claims for Losses, if any, collectively aggregate more than Seventy One Thousand and No/100 U.S. Dollars ($71,000) (the “Floor”); provided, however, that the foregoing limitation shall not apply in the case of fraud on the part of Buyer, Seller or any of their respective Affiliates, or to any claims arising under Section 10.2(b), Section 10.2(d), or Section 10.3(b) (none of which shall be limited in any manner whatsoever).  In addition, Buyer agrees to concurrently seek recovery against Seller, under any insurance policies, the Title Policy and other applicable agreements, and Seller shall not be liable to Buyer to the extent Buyer’s claim is actually satisfied from any sums recovered from such insurance policies, Title Policy or other applicable agreements.  FINALLY, IN NO EVENT SHALL EITHER PARTY EVER BE LIABLE FOR ANY CONSEQUENTIAL OR PUNITIVE DAMAGES OTHER THAN IN THE EVENT OF FRAUD.

ARTICLE XI
DEFAULT AND TERMINATION

11.1           Right of Termination.  This Agreement may be terminated prior to Closing as follows:

(a)           By Buyer, in its sole and absolute discretion, at any time during the Due Diligence Period for any reason or for no reason whatsoever.

(b)           By written agreement of Seller and Buyer.

(c)           By Buyer if, as of the Closing or such earlier date as specified in this Agreement, all conditions in ARTICLE VII have not been met, or as specifically provided for in Sections 11.2(a)(i), 12.16, and 12.17; provided, however, that nothing contained in this Section 11.1(c) shall limit Seller’s rights pursuant to 11.2 below.

(d)           By Seller if, as of Closing or such earlier date as specified in this Agreement, (i) all conditions in ARTICLE VII have been met and Buyer defaults on its obligation to close this transaction, or (ii) the conditions in ARTICLE VIII have not been met; provided, however, that nothing contained in this Section 11.1(d) shall limit Seller’s rights pursuant to Section 11.2 below.

(e)           By Seller or Buyer if a court of competent jurisdiction or other governmental agency shall have issued an order, decree, or ruling or taken any other action (which order, decree, or ruling the parties hereto shall use their diligent efforts to lift), in each case permanently retraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement, or otherwise determining that the consummation of such transactions would be unlawful, and such order, decree or ruling shall have become final and nonappealable.

(f)           By Seller as provided in Section 2.3.  In the event this Agreement is terminated pursuant to this Section 11.1 or pursuant to any other express provision of this Agreement for any reason other than a default by the Seller or Buyer hereunder, then (i) this Agreement shall be of no further force or effect as of the date of delivery of such written notice of termination, (ii) the Buyer and Seller shall equally share the cancellation charges, if any, of the Escrow Agent and Title Company, (iii) no party shall have any further rights or obligations hereunder other than pursuant to any provision hereof which expressly survives the termination of this Agreement and (iv) all Escrowed Funds shall be released to the party entitled to the same in accordance with Section 2.4 hereof.

11.2           Remedies upon Default.

(a)           If Seller defaults on any of Seller’s obligations hereunder other than as a result of a prior uncured default by Buyer, and such default continues for ten (10) days after written notice thereof specifying such default, Buyer may serve notice in writing to the Seller in the manner provided in this Agreement, and either:

(i)
Terminate this Agreement, receive from Seller reimbursement of all actual third-party out-of-pocket expenses incurred by Buyer in pursuing the transactions contemplated by this Agreement in an amount not to exceed FIFTY THOUSAND U.S. DOLLARS ($50,000.00), and pursue all legal remedies available at law against Seller for Buyer’s actual damages which are caused by Seller’s default hereunder and which damages are due to any government fines or penalties; or

(ii)
Waive any such conditions, title objections or defaults and consummate the transaction contemplated by this Agreement in the same manner as if there had been no title objections, conditions or defaults without any reduction in the Purchase Price and without any further claim against the Seller therefor and, if necessary, pursue an action for specific performance.

(b)           If Buyer defaults on its obligation to close this transaction other than as a result of a prior uncured default by Seller, Seller’s exclusive remedy shall be to terminate this Agreement and receive the Earnest Money Deposit as liquidated damages and not as a penalty.  Seller and Buyer agree that Seller’s damages resulting from Buyer’s default are difficult if not impossible to determine and the Earnest Money Deposit is a fair estimate of those damages which has been agreed to in an effort to cause the amount of such damages to be certain.

11.3           Specific Performance.  Seller specifically agrees that Buyer shall be entitled, in the event of a default by Seller, to enforcement of this Agreement by a decree of specific performance or injunctive relief requiring Seller to fulfill its obligations under this Agreement; provided that Buyer institutes any action for specific performance within forty-five (45) days after the scheduled Closing Date.  If Buyer pursues an action for specific performance and prevails, Buyer shall not be entitled to any monetary damages, except as set forth in Section 12.14.

11.4           Obligations Upon Termination.  Except as otherwise provided herein, if this Agreement is terminated, each of the parties shall bear its own costs incurred in connection with the transactions contemplated by this Agreement.

11.5           Termination Notice.  Each notice given by a party to terminate this Agreement shall specify the Section of this ARTICLE XI pursuant to which such notice is given.  If at the time a party gives a termination notice, such party is entitled to give such notice pursuant to more than one Section of this ARTICLE XI, the Section pursuant to which such notice is given and termination is effected shall be deemed to be the Section specified in such notice provided that the party giving such notice is at such time entitled to terminate this Agreement pursuant to the specified Section.

11.6           Sole and Exclusive Remedy.  Seller and Buyer each acknowledge and agree that prior to the Closing, such party’s sole and exclusive remedy with respect to any and all claims made prior to the Closing for any breach or liability under this Agreement or otherwise relating to the subject matter of this Agreement and the transactions contemplated hereby shall be solely in accordance with, and limited to, Sections 11.1, 11.2 and 11.3.  The foregoing shall in no manner limit the rights and obligations of the parties provided in ARTICLE X from and after the Closing.  In addition, in no event shall the provisions of this ARTICLE XI limit the non-prevailing party’s obligation to pay the prevailing party’s attorneys’ fees and costs pursuant to Section 12.14 hereof.

ARTICLE XII
MISCELLANEOUS

12.1           Further Actions.  From time to time before, at and after the Closing, each party will execute and deliver such other documents as reasonably requested by the Buyer, Seller or Escrow Agent to consummate the transactions contemplated hereby.

12.2           Notices.  All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered by facsimile (with written confirmation of receipt), by courier (including overnight delivery service), by email (as to communications that are not required notices or demands hereunder), or sent by registered or certified mail, first class, postage prepaid, addressed as follows:

If to Seller, to:		GR IRF I, LP
9301 N. Central Expressway, Suite 300
Dallas, Texas 75231
Attention: Jason K. Dodd
Telephone No.: 407.999.7772
Telecopy No.: 407.999.7759

	with copies to:	Owens, Clary & Aiken, L.L.P.
700 N. Pearl Street, Suite 1600
Dallas, Texas 75201
Attention: Robert L. Owens, Esq.
Telephone No.: 214.698.2101
Telecopy No.: 214.698.2121

(a)	If to Buyer, to:	GLOBAL REHAB DALLAS, LP
c/o Cornerstone Healthcare Plus REIT, Inc.
Attn: Sharon C. Kaiser
Chief Financial Officer
1920 Main Street, Suite 400
Irvine, CA 92614
Telephone No.: 949.263.4326
Telecopy No.: 949.250.0592

	with copies to:	Servant Healthcare Investments, LLC
Attn: John Mark Ramsey
1000 Legion Place, Ste. 1750
Orlando, FL 32801
Telephone No.: 407.999.7772
Telecopy No.: 407.999.7759

	and:	Michael A. Okaty, Esq.
Foley & Lardner LLP
111 N. Orange Avenue, Suite 1800
Orlando, FL 32801
Telephone: 407-423-7656
Fax: 407-648-1743
E-mail: mokaty@foley.com

(b)	If to Escrow Agent, to:
Republic Title of Texas, Inc.
2626 Howell Street, 10th Floor
Dallas, Texas 75204-4064
Attention: Jeanne Ragland
Telephone number: 214/855-8897
Facsimile number: 214/855-8852
e-mail: jragland@republictitle.com

or such other address as a party may from time to time notify the other parties in writing (as provided above).  Any such notice, demand or communication shall be deemed to have been given (i) if so sent by facsimile, upon receipt as evidenced by the sender’s written confirmation of receipt, (ii) if so mailed, as of the date delivered, (iii) if emailed, when sent (provided that e-mail does not constitute delivery of any communication that is a required notice or demand hereunder), and (iv) if so delivered by courier, on the date received.

12.3           Entire Agreement.  This Agreement and the other Documents constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede any prior negotiations, agreements, understandings, or arrangements between the parties hereto with respect to the subject matter hereof.

12.4           Binding Effect; Benefits.  Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors or permitted assigns.  Except to the extent specified herein, nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto and any Indemnified Party and their respective successors or permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

12.5           Assignment.  This Agreement may not be assigned by any party prior to Closing without the written consent of the Buyer and Seller, which consent may be given or withheld in each such party’s sole and absolute discretion, except that Buyer may assign this Agreement and its rights hereunder without the consent of Seller (i) to an Affiliate of Buyer, (ii) to a partnership in which Buyer or any Affiliate of Buyer is a general partner, (iii) a limited liability company in which Buyer or any Affiliate of Buyer is a manager or managing member or (iv) any other lawful entity entitled to do business in the state in which the Property is located provided such entity is controlled by, controlling or under the common control with Buyer or any Affiliate of Buyer (each, a “Permitted Buyer-Assignee”).  In the event of such an assignment to a Permitted Buyer-Assignee, Buyer shall not be released from any of its duties, covenants, obligations or representations and warranties under this Agreement and, from and after any such assignment, Buyer and such Permitted Buyer-Assignee shall be jointly and severally liable under this Agreement, and from and after any such assignment, the term “Buyer” shall be deemed to mean such Permitted Buyer-Assignee under any such assignment.

12.6           Governing Law.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the state in which the Real Property is located without regard to its principles of conflicts of laws.  Venue for any dispute shall be in Dallas County, Texas.

12.7           Amendments and Waivers.  No term or provision of this Agreement may be amended, waived, discharged, or terminated orally, except by an instrument in writing signed by: (i) Buyer and Seller with respect to any provision contained herein; and (ii) Buyer, Seller, and Escrow Agent with respect to Section 2.5 hereof.  Any waiver shall be effective only in accordance with its express terms and conditions.

12.8           Obligations Several.  If there is more than one entity constituting Seller hereunder, such entities shall be severally liable for performing only the obligations of each such entity under this Agreement.

12.9           Severability.  Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by Applicable Law, the parties hereto hereby waive any provision of Applicable Law now or hereafter in effect which renders any provision hereof unenforceable in any respect.

12.10         Headings.  The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

12.11         Counterparts.  This Agreement may be executed and accepted in one or more counterparts for the convenience of the parties, each of which will be deemed an original and all of which, taken together, shall constitute one and the same instrument.  Delivery of a counterpart hereof via facsimile transmission or by electronic mail transmission shall be as effective as delivery of a manually executed counterpart hereof.

12.12         References.  All references in this Agreement to Articles and Sections are to Articles and Sections contained in this Agreement unless a different document is expressly specified.

12.13         Seller Disclosure Letter.  The Seller Disclosure Letter delivered by the Seller to Buyer pursuant to this Agreement, and each Schedule and Exhibit comprising the Seller Disclosure Letter referred to in this Agreement, shall be deemed to be attached hereto and incorporated by reference even though it may be maintained separately from this Agreement or completed after the Effective Date so long as it is acknowledged as a Schedule or an Exhibit to this Agreement by the parties hereto as of Closing.  Any item disclosed hereunder (including in the Schedules and Exhibits hereto) shall be deemed disclosed for all purposes hereof irrespective of the specific representation or warranty to which it is explicitly referenced.

12.14         Attorneys’ Fees.  In the event either party brings an action to enforce or interpret any of the provisions of this Agreement, the “prevailing party” in such action shall, in addition to any other recovery, be entitled to its reasonable attorneys’ fees and expenses arising from such action and any appeal or any bankruptcy action related thereto, whether or not such matter proceeds to trial.  For purposes of this Section 12.14, “prevailing party” shall mean, in the case of a person asserting a claim, such person is successful in obtaining substantially all of the relief sought, and in the case of a person defending against or responding to a claim, such person is successful in denying substantially all of the relief sought.

12.15         Section 1031 Exchange/Tax Planning.  If requested by either Buyer or Seller, the other party shall cooperate in permitting the other to accomplish an exchange under Section 1031 of the Code or to restructure this transaction in a way which is more advantageous for tax purposes; provided, however, that such exchange or restructuring shall not modify any underlying financial or other material terms of this Agreement, shall not delay the Closing, shall not relieve Buyer or Seller of any liability for their respective obligations hereunder, and shall not result in any other party incurring any greater cost or expense that it otherwise would if any such exchange had not been elected.

12.16         Casualty.  The risk of any loss or damage to the Property by fire or other casualty before the Closing shall continue to be borne by Seller.  Seller shall promptly give Buyer written notice of any fire or other casualty (in any event within five (5) days after Seller first has knowledge of the occurrence of same), which notice shall include a description thereof in reasonable detail and an estimate of the cost of time to repair.  If (i) any portion of the Property is damaged by fire or casualty after the Effective Date and is not repaired and restored substantially to its original condition prior to Closing, or (ii) at the time of Closing the estimated cost of repairs as to the Property is FIVE HUNDRED THOUSAND U.S. DOLLARS ($500,000.00) or less, as determined by an independent adjuster selected by Seller, Buyer shall be required to purchase the Property in accordance with this Agreement, and Buyer shall, at Buyer’s option, either: (x) receive a credit at Closing of the estimated cost or repairs to the Property, as determined by the aforesaid independent adjuster, plus any reasonably estimated lost revenue following Closing arising from such fire or casualty; or (y) receive from Seller at Closing (I) an assignment, without representation or warranty by or recourse against Seller, of all insurance claims and proceeds with respect thereto, plus (II) an amount equal to Seller’s insurance deductible, plus (III) a credit for the amount of any reasonably estimated lost revenue following Closing arising from such fire or casualty.  If the estimated cost of repairing such damage to the Property is more than FIVE HUNDRED THOUSAND U.S. DOLLARS ($500,000.00), as determined by such independent adjuster, or if the damage results in the termination of any lease for the Real Property, Buyer may, at its sole option: (x) terminate this Agreement by notice to Seller on or before the earlier of the Closing or the tenth (10th) day after receipt of such notice described above, in which event no party shall have any further liability to the party under this Agreement; or (y) proceed to Closing as provided in this Section 12.16.  In no event shall the amount of insurance proceeds assigned to Buyer under this subparagraph (plus the amount of the deductible) exceed the lesser of (i) the cost of repair or (ii) the Purchase Price.  The parties’ obligations, if any, under this Section 12.16 shall survive the expiration or any termination of this Agreement.

12.17         Condemnation.  The risk of any loss or damage to the Property by condemnation before the Closing shall continue to be borne by Seller.  In the event any condemnation proceeding is commenced or threatened, Seller shall promptly give Buyer written notice thereof (in any event within five (5) days after Seller first has knowledge of the occurrence of same), together with such reasonable details with respect thereto as to which Seller may have knowledge.  If, prior to Closing, there is a material taking by eminent domain at the Property, this Agreement shall become null and void at Buyer’s option, and upon receipt by Seller of the written notice of an election by Buyer to treat this Agreement as null and void, this Agreement shall be deemed null and void. If Buyer elects to proceed and to consummate the purchase despite said material taking, or if there is less than a material taking prior to Closing, there shall be no reduction in or abatement of the Purchase Price and Buyer shall be required to purchase the Property in accordance with the terms of this Agreement, and Seller shall assign to Buyer, without representation of warranty by or recourse against Seller, all of Seller’s right, title and interest in and to any award made or to be made in the condemnation proceeding (in which event Buyer shall have the right to participate in the adjustment and settlement of any insurance claim relating to said damage).  For the purpose of this Section 12.17, the term “material” shall mean any taking of in excess of ten percent (10%) of the square footage of the Property or twenty percent (20%) of the Real Property associated with the Property or any taking which results in the termination of any lease for the Real Property.  The parties’ obligations, if any, under this Section 12.17 shall survive the expiration or any termination of this Agreement.

12.18         Limited Liability.  No past, present, or future member, partner, shareholder, director, officer of employee of any party to this Agreement shall have any liability or obligation of any nature whatsoever in connection with or under this Agreement or Document contemplated hereby or in connection with the transactions contemplated by this Agreement or any such other agreement.

12.19         Survival of Defined Terms.  Where this Agreement provides that a term or provision shall survive the Closing or the expiration or earlier termination of this Agreement, any defined terms contained in ARTICLE I that are used in such surviving term or provision shall also survive.

12.20         Time of Essence.  Time shall be of the essence with respect to all matters contemplated by this Agreement.

12.21         No Third-Party Beneficiary.  The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of the Buyer, Seller, Guarantor and Escrow Agent only and are not for the benefit of any third party; and, accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

12.22         WAIVER OF JURY TRIAL.  EACH PARTY HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, OR ANY OTHER DOCUMENT RELATED TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  ANY PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH PARTY HERETO.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the Effective Date.

SELLER:
BUYER:

GLOBAL REHAB DALLAS, LP, a Delaware limited partnership	GR IRF I, LP, a Texas limited partnership

By: Global Rehab Dallas GP, LLC, sole general partner	By: GR IRF Managers, LLC,
a Texas limited liability company

By: CGI Healthcare Operating Partnership, LP, sole member	By: /s/ Jason K. Dodd Name: Jason K. Dodd Title: Manager

By: Cornerstone Healthcare Plus Operating Partnership, LP sole general partner

By: Cornerstone Healthcare Plus REIT, Inc., sole general partner

By: /s/ Terry G. Roussel Terry G. Roussel President & CEO

ESCROW AGENT:

The undersigned Escrow Agent hereby accepts the foregoing Purchase and Sale Agreement and agrees to act as Escrow Agent thereunder.  Upon receipt of the Earnest Money Deposit, the undersigned Escrow Agent will acknowledge receipt of the same.

REPUBLIC TITLE OF TEXAS, INC.

By:
Name:
Title:

Date: